Exhibit 10.9

FORM OF TIME-BASED OPTION AWARD UNDER THE

MANAGEMENT EQUITY INCENTIVE PLAN

THIS AGREEMENT, made as of this      day of          20      between ASC Acquisition LLC (the “Company”) and                      (the “Participant”).

WHEREAS, the Company has adopted and maintains the ASC Acquisition LLC Management Equity Incentive Plan, as amended from time to time in accordance with its terms (the “Plan”), to promote the interests of the Company and its Affiliates and Unit Holders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the Grant to Participants of Options to purchase Membership Units of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.	Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant an option (the “Option”) with respect to Membership Units of the Company.

2.	Grant Date. The Grant Date of the Option hereby granted is .

3.	Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Plan, as interpreted by the Committee, shall govern, except to the extent this Agreement expressly changes the default provisions contained in the Plan, in which case the provisions of this Agreement shall govern. Except as otherwise expressly provided in this Agreement, all capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4.	Exercise Price. The exercise price of each Membership Unit underlying the Option hereby granted is $ .

5.	Vesting. The Option will vest and become exercisable with respect to twenty-five percent (25%) on each of the first four anniversaries of the Grant Date, until 100% of the Option is fully vested and exercisable, subject in all cases to the continued Employment of the Participant through the applicable vesting date.

6.

Expiration. The Option, or portion thereof, which has not become exercisable shall expire on the date the Participant’s Employment is terminated for any reason. The Option, or any portion thereof, which has become exercisable on or before the date the Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall expire on the earliest of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death or Disability; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date. Notwithstanding the foregoing, the Option, whether vested or unvested and to the extent that such Option has not expired sooner, shall expire on the 10th anniversary of the Grant Date.

7.	Employment. For purposes of the Option, references herein and in the Plan to Employment, Employee and Employed shall mean employment with the Company or any Affiliate and shall include the provision of services by the Participant as a consultant of the Company.

8.	Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. This Agreement is intended to comply with Section 409A of the Code and any guidance issued thereunder and shall be interpreted, operated and administered accordingly.

9.	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

10.	Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Unit Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant. All Membership Units obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Unit Holders’ Agreement.

11.	Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, except to the extent of any conflict between the provisions hereof and an employment agreement effective on the date hereof.

12.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

14.	Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Unit Holders’ Agreement and the Participant hereby agrees to be bound thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Unit Holders’ Agreement as of the day and year first written above.

ASC Acquisition LLC		Participant

By:
	Richard L. Sharff, Jr.	Signature
Authorized Representative

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